Exhibit 99.1

Tenet Reports Results for the First Quarter Ended March 31, 2016

•	Generated Adjusted EBITDA of $613 million, a $0.56 loss per share from continuing operations, and, after adjusting for certain items, Adjusted diluted EPS of $0.45 during the first quarter of 2016.

•	Same-hospital patient revenue grew 6.0% in the first quarter, driven by 2.2% growth in adjusted admissions and 3.7% growth in revenue per adjusted admission. Hospital segment Adjusted EBITDA totaled $414 million.

•	Ambulatory segment revenue increased 11.0% on a pro forma same-facility system-wide basis in the first quarter, with cases increasing 8.6% and revenue per case increasing 2.2%. Adjusted EBITDA for the ambulatory segment was $136 million, a 44.7% increase on a pro forma basis.

•	Revenue from Conifer Health Solutions increased 12.6% in the first quarter with revenue from third parties increasing 19.8%. Conifer generated $63 million of Adjusted EBITDA in the first quarter, representing a margin of 16.4%.

•	Net cash provided by operating activities was $147 million, a $204 million improvement when compared to $57 million of cash used by operating activities in the first quarter of 2015. Adjusted Free Cash Flow was $11 million in the first quarter of 2016, a $215 million increase when compared to a $204 million outflow in the first quarter of 2015.

•	The results for the first quarter of 2016 include $173 million of litigation and investigation costs which are described further below.

•	Reiterated 2016 Outlook, which includes Adjusted EBITDA of $2.4 billion to $2.5 billion.

DALLAS – May 2, 2016 – Tenet Healthcare Corporation (NYSE:THC) reported Adjusted EBITDA of $613 million for the first quarter of 2016, an increase of $84 million, or 15.9 percent, compared to $529 million in the first quarter of 2015.

“I am delighted with Tenet’s very strong start to 2016. Our hospitals and outpatient centers generated strong growth, and the benefits of our diversified strategy are becoming increasingly evident,” said Trevor Fetter, chairman and chief executive officer. “Adjusted EBITDA was ahead of our Outlook range for the first quarter, putting us on a solid path to deliver our 2016 Outlook.”

Hospital Operations and Other Segment

Net operating revenue in the hospital operations and other segment increased to $4.397 billion, up 5.9 percent from $4.151 billion in the first quarter of 2015. On a same-hospital basis, patient revenue increased to $4.016 billion, up 6.0 percent from $3.790 billion in the first quarter of 2015. The increase was driven by a 2.2 percent increase in adjusted patient admissions and a 3.7 percent increase in net patient revenue per adjusted admission.

Adjusted EBITDA in Tenet’s hospital segment was $414 million, representing a decline of 1.0 percent as compared to $418 million in the first quarter of 2015. The decline was primarily driven by divestitures and a decline in electronic health record incentives, and was partially offset by acquisitions. After adjusting for these items, hospital segment EBITDA increased approximately 8 percent.

Total hospital segment selected operating expenses, defined as the sum of salaries, wages and benefits, supplies and other operating expenses, increased 2.5 percent per adjusted admission in the quarter.

Exchanges

Tenet’s same-hospital exchange admissions were 5,351 in the first quarter of 2016, up 27.6 percent from the first quarter of 2015. Same-hospital exchange outpatient visits were 46,058, up 45.9% from the first quarter of 2015.

Uncompensated Care

Tenet’s bad debt expense ratio was 6.9 percent of revenues before bad debt in the first quarter of 2016, down from 7.6 percent in the first quarter of 2015. Uncompensated care represented 20.6 percent of adjusted revenue in the first quarter of 2016, down from 21.8 percent in the first quarter of 2015. Tenet’s uncompensated care cost was $1.309 billion and $1.236 billion in the first quarters of 2016 and 2015, respectively, including $933 million and $873 million, respectively, of charity care write-offs and uninsured discounts that were offered through Tenet’s Compact with Uninsured Patients. Nearly all of Tenet’s uncompensated care is associated with the hospital segment.

Uninsured plus charity admissions declined by 374 admissions, or 3.8 percent on a same-hospital basis in the first quarter of 2016 compared to the first quarter of 2015. Uninsured plus charity outpatient visits increased by 2,093 visits, or 1.5 percent.

Ambulatory Segment

The results of many of the facilities in which the Ambulatory segment has an investment are not consolidated by Tenet. To help analyze results of operations, management uses system-wide measures which include revenues and cases of both consolidated and unconsolidated facilities. Tenet’s acquisition of a majority interest in USPI and all of Aspen on June 16, 2015 makes the year-over-year comparisons less meaningful since they were not owned for the entire year. In order to improve comparability, Tenet is presenting the results for the ambulatory segment on a pro forma basis, including the results of USPI and Aspen in each comparable period.

During the first quarter of 2016, on a pro forma basis, the ambulatory segment delivered net operating revenue of $429 million, representing an increase of 45.4 percent as compared to $295 million in the first quarter of 2015. On a pro forma same-facility system-wide basis, revenue in the ambulatory segment increased 11.0 percent, with cases increasing 8.6 percent and revenue per case increasing 2.2 percent.

Tenet’s ambulatory segment generated Adjusted EBITDA of $136 million in the first quarter of 2016, up 44.7 percent from $94 million in the first quarter of 2015 on a pro forma basis. After subtracting $46 million and $27 million of net income attributable to noncontrolling interests in the first quarters of 2016 and 2015, respectively, and prior to subtracting noncontrolling interests expense related to minority shareholders in the Company’s USPI joint venture, Adjusted EBITDA less NCI increased 34.3 percent to $90 million in the first quarter of 2016, up from $67 million in the first quarter of 2015. After subtracting an additional $11 million of noncontrolling interests expense in the first quarter of 2016 and $7 million in the first quarter of 2015 on a pro forma basis related to minority shareholders in the USPI joint venture, Adjusted EBITDA less NCI increased 31.7 percent to $79 million in the first quarter of 2016, up from $60 million in the first quarter of 2015. The above noncontrolling interests amounts in the first quarter of 2016 exclude $18 million of noncontrolling interests expense recorded by USPI related to $29 million of gains on the consolidation of certain businesses and an associated $7 million favorable income tax adjustment.

Conifer Segment

During the first quarter of 2016, Conifer’s revenue increased 12.6 percent to $385 million, up from $342 million in the first quarter of 2015. Excluding revenue from Tenet, Conifer’s revenue from third party customers increased by 19.8 percent to $218 million. Conifer generated $63 million of Adjusted EBITDA in the first quarter of 2016, representing an EBITDA margin of 16.4%. In the first quarter of 2015, Conifer generated $82 million of Adjusted EBITDA which included a non-recurring benefit from the extended and expanded contract with Catholic Health Initiatives.

Net Income and Earnings Per Share

During the first quarter of 2016, Tenet generated Adjusted net income from continuing operations of $45 million, or $0.45 per diluted share. This excludes $100 in after-tax expense for items such as impairment charges, restructuring charges, acquisition-related costs, litigation and investigation costs, gains on sales, consolidation and deconsolidation of facilities, and the related impact on noncontrolling interests. During the first quarter of 2015, the company generated Adjusted net income from continuing operations of $67 million, or $0.67 per diluted share, excluding $21 million of after-tax expense for comparable items.

On a GAAP basis in the first quarter of 2016, including the results of both continuing and discontinued operations, Tenet reported a net loss of $59 million, or $0.60 per share, compared to net income of $47 million, or $0.47 per diluted share, in the first quarter of 2015.

A reconciliation of GAAP net income available (loss attributable) to Tenet Healthcare Corporation common shareholders to Adjusted net income and Adjusted diluted EPS is contained in Table #2.

Cash Flow and Liquidity

Cash and cash equivalents were $728 million at March 31, 2016 compared to $356 million at December 31, 2015. Tenet’s cash and debt balances as of March 31, 2016 reflect the $575 million in cash proceeds that the company received from the sale of our Atlanta-area hospitals which was completed on March 31, 2016. The company had no outstanding borrowings on its $1 billion credit line as of March 31, 2016.

Accounts receivable days outstanding were 50.6 at March 31, 2016 compared to 49.5 at December 31, 2015. The increase in accounts receivable days outstanding is primarily attributable to receivables that were retained from divested hospitals, including the transactions in Atlanta, North Carolina and St. Louis. Adjusted net cash provided by operating activities in the first quarter of 2016 was $219 million, representing a $239 million improvement compared to a $20 million outflow in the first quarter of 2015. After subtracting $208 million and $184 million of capital expenditures in the first quarters of 2016 and 2015, respectively, Adjusted Free Cash Flow was $11 million in the first quarter of 2016, representing a $215 million improvement compared to a $204 million outflow in the first quarter of 2015.

A reconciliation of net cash provided by (used in) operating activities to Adjusted Free Cash Flow from continuing operations is contained in Table #3.

Increase in Litigation Reserves

As previously disclosed, the Company commenced discussions in January 2016 with the U.S. Department of Justice and the State of Georgia regarding potential resolution of the Clinica de la Mama criminal investigation and civil litigation. While these matters remain unresolved, the Company now believes that it has made significant progress toward reaching an agreement in principle on the monetary terms of a global resolution. In the three months ended March 31, 2016, the Company increased its aggregate reserve for the Clinica de la Mama criminal investigation and civil litigation from $238 million to $407 million to reflect an offer made to resolve the matters. This amount is reflected in the consolidated balance sheet as of March 31, 2016 as accrued legal settlement costs. The increase in the reserve and other litigation costs lowered net income by approximately $135 million during the first quarter of 2016. For additional information, see Note 10 to the Consolidated Financial Statements included in the Company’s Form 10-Q for the quarter ended March 31, 2016.

Outlook

The company confirmed its existing Outlook for 2016, including:

•	Revenue of $18.8 billion to $19.2 billion,

•	Adjusted EBITDA of $2.4 billion to $2.5 billion,

•	Adjusted Free Cash Flow of $400 million to $600 million, and

•	Adjusted earnings per diluted share of $1.18 to $2.25.

The Outlook for calendar year 2016 assumes equity in earnings of unconsolidated affiliates of $150 million to $170 million, electronic health record incentives of $25 million to $35 million, net income attributable to noncontrolling interests of $320 million to $340 million (excluding the additional $18 million of noncontrolling interests recorded by USPI in the first quarter of 2016, as discussed above) and an average diluted share count of 102 million.

During the second quarter of 2016, Tenet expects to deliver:

•	Revenue of $4.8 billion to $5.0 billion,

•	Adjusted EBITDA of $600 million to $650 million, and

•	Adjusted earnings per diluted share of $0.20 to $0.73.

The Outlook for the second quarter assumes equity in earnings of unconsolidated affiliates of approximately $30 million, electronic health record incentives of approximately $15 million, net income attributable to noncontrolling interests of $80 million to $90 million and an average diluted share count of 102 million.

Additional details on Tenet’s Outlook for both the second quarter and calendar year 2016 are available in Tables 4, 5 and 6 at the end of this press release and in an accompanying slide presentation that is accessible through the company’s website at www.tenethealth.com/investors.

Management’s Webcast Discussion of First Quarter Results

Tenet management will discuss the Company’s first quarter 2016 results on a webcast scheduled for 10:00 a.m. EDT (9:00 a.m. CDT) on May 3, 2016. Investors can access the webcast through Tenet’s website at www.tenethealth.com/investors. A set of slides, which will be referred to on the conference call, is available on the Quarterly Results section of the Company’s website.

Additional information regarding Tenet’s quarterly results of operations is contained in its Form 10-Q report for the three months ended March 31, 2016, which will be filed with the Securities and Exchange Commission and posted on the Tenet website before the webcast. This press release includes certain non-GAAP measures, such as Adjusted EBITDA. A reconciliation of Adjusted EBITDA to net income attributable to Tenet common shareholders is included in the financial tables at the end of this release.

Tenet Healthcare Corporation is a diversified healthcare services company with 130,000 employees united around a common mission: to help people live happier, healthier lives. Through its subsidiaries, partnerships and joint ventures, including United Surgical Partners International, the company operates 79 general acute care hospitals, 20 short-stay surgical hospitals and over 470 outpatient centers in the United States, as well as nine facilities in the United Kingdom. Tenet’s Conifer Health Solutions subsidiary provides technology-enabled performance improvement and health management solutions to hospitals, health systems, integrated delivery networks, physician groups, self-insured organizations and health plans. For more information, please visit www.tenethealth.com.

The terms “THC”, “Tenet Healthcare Corporation”, “the company”, “we”, “us” or “our” refer to Tenet Healthcare Corporation or one or more of its subsidiaries or affiliates as applicable.

###

Corporate Communications Charles Nicolas 469-893-2640 mediarelations@tenethealth.com	Investor Relations Brendan Strong 469-893-6992 investorrelations@tenethealth.com

This release contains “forward-looking statements” – that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2015 and other filings with the Securities and Exchange Commission. Among other things, these factors include adverse regulatory developments, government investigations or litigation, including any significant monetary resolution or other undesirable consequences of the Clinica de la Mama qui tam action and criminal investigation described in Note 10 to the Consolidated Financial Statements included in our Form 10-Q for the three months ended March 31, 2016. The terms of a final resolution, if any, of the Clinica de la Mama matter may require us to pay significant fines and penalties and give rise to other costs or adverse consequences that materially exceed the reserve we have established and could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Tenet uses its company website to provide important information to investors about the company including the posting of important announcements regarding financial performance and corporate developments.

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended March 31,
	2016	%	2015	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$5,420		$4,787		13.2%
Less: Provision for doubtful accounts	376		363		3.6%

Net operating revenues	5,044	100.0%	4,424	100.0%	14.0%
Equity in earnings of unconsolidated affiliates	24	0.5%	4	0.1%	500.0%
Operating expenses:
Salaries, wages and benefits	2,402	47.6%	2,125	48.0%	13.0%
Supplies	811	16.1%	687	15.5%	18.0%
Other operating expenses, net	1,242	24.6%	1,093	24.7%	13.6%
Electronic health record incentives	—	—%	(6)	(0.2)%	(100.0)%
Depreciation and amortization	212	4.2%	207	4.7%
Impairment and restructuring charges, and acquisition-related costs	28	0.6%	29	0.7%
Litigation and investigation costs	173	3.4%	3	0.1%
Gains on sales, consolidation and deconsolidation of facilities	(147)	(2.9)%	—	—%

Operating income	347	6.9%	290	6.6%
Interest expense	(243)		(199)
Investment earnings	1		—

Net income from continuing operations, before income taxes	105		91
Income tax expense	(67)		(16)

Net income from continuing operations, before discontinued operations	38		75
Discontinued operations:
Loss from operations	(5)		(1)
Litigation and investigation costs	—		3
Income tax benefit (expense)	1		(1)

Net income (loss) from discontinued operations	(4)		1

Net income	34		76
Less: Net income attributable to noncontrolling interests	93		29

Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(59)		$47

Amounts available (attributable) to Tenet Healthcare Corporation common shareholders
Net income (loss) from continuing operations, net of tax	$(55)		$46
Net income (loss) from discontinued operations, net of tax	(4)		1

Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(59)		$47

Earnings (loss) per share available (attributable) to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$(0.56)		$0.47
Discontinued operations	(0.04)		0.01

	$(0.60)		$0.48

Diluted
Continuing operations	$(0.56)		$0.46
Discontinued operations	(0.04)		0.01

	$(0.60)		$0.47

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	98,768		98,699
Diluted*	98,768		100,872

*	Had we generated income from continuing operations in the three months ended March 31, 2016 the effect of employee stock options, restricted stock units and deferred compensation units on the diluted shares calculation would have been an increase of 1,567 shares.

TENET HEALTHCARE CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in millions)	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$728	$356
Accounts receivable, less allowance for doubtful accounts	2,807	2,704
Inventories of supplies, at cost	312	309
Income tax receivable	—	7
Assets held for sale	2	550
Other current assets	1,280	1,245

Total current assets	5,129	5,171
Investments and other assets	1,142	1,175
Deferred income taxes	726	776
Property and equipment, at cost, less accumulated depreciation and amortization	7,961	7,915
Goodwill	7,122	6,970
Other intangible assets, at cost, less accumulated amortization	1,686	1,675

Total assets	$23,766	$23,682

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$172	$127
Accounts payable	1,228	1,380
Accrued compensation and benefits	772	880
Professional and general liability reserves	161	177
Accrued interest payable	307	205
Liabilities held for sale	—	101
Accrued legal settlement costs	423	294
Other current liabilities	1,205	1,144

Total current liabilities	4,268	4,308
Long-term debt, net of current portion	14,350	14,383
Professional and general liability reserves	623	578
Defined benefit plan obligations	593	595
Other long-term liabilities	625	594

Total liabilities	20,459	20,458
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,381	2,266
Equity:
Shareholders’ equity:
Common stock	7	7
Additional paid-in capital	4,804	4,815
Accumulated other comprehensive loss	(160)	(164)
Accumulated deficit	(1,609)	(1,550)
Common stock in treasury, at cost	(2,417)	(2,417)

Total shareholders’ equity	625	691
Noncontrolling interests	301	267

Total equity	926	958

Total liabilities and equity	$23,766	$23,682

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

(Dollars in millions)	Three Months Ended March 31,
	2016	2015
Net Income	$34	$76
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	212	207
Provision for doubtful accounts	376	363
Deferred income tax expense	31	12
Stock-based compensation expense	16	15
Impairment and restructuring charges, and acquisition-related costs	28	29
Litigation and investigation costs	173	3
Gains on sales, consolidation and deconsolidation of facilities	(147)	—
Equity in earnings of unconsolidated affiliates, net of distributions received	12	(4)
Amortization of debt discount and debt issuance costs	10	7
Pre-tax loss (income) from discontinued operations	5	(2)
Other items, net	2	(4)
Changes in cash from operating assets and liabilities:
Accounts receivable	(453)	(484)
Inventories and other current assets	(18)	(74)
Income taxes	28	8
Accounts payable, accrued expenses and other current liabilities	(114)	(200)
Other long-term liabilities	24	28
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(69)	(33)
Net cash used in operating activities from discontinued operations, excluding income taxes	(3)	(4)

Net cash provided by (used in) operating activities	147	(57)
Cash flows from investing activities:
Purchases of property and equipment — continuing operations	(208)	(184)
Purchases of businesses or joint venture interests, net of cash acquired	(29)	(11)
Proceeds from sales of facilities and other assets	573	—
Proceeds from sales of marketable securities, long-term investments and other assets	12	6
Purchases of equity investments	(18)	—
Other long-term assets	(10)	2

Net cash provided by (used in) investing activities	320	(187)
Cash flows from financing activities:
Repayments of borrowings under credit facility	(995)	(690)
Proceeds from borrowings under credit facility	995	820
Repayments of other borrowings	(38)	(32)
Proceeds from other borrowings	1	401
Debt issuance costs	—	(4)
Distributions paid to noncontrolling interests	(44)	(11)
Contributions from noncontrolling interests	—	2
Purchase of noncontrolling interests	—	(254)
Proceeds from exercise of stock options	—	7
Other items, net	(14)	(3)

Net cash provided by (used in) financing activities	(95)	236

Net increase in cash and cash equivalents	372	(8)
Cash and cash equivalents at beginning of period	356	193

Cash and cash equivalents at end of period	$728	$185

Supplemental disclosures:
Interest paid, net of capitalized interest	$(132)	$(117)
Income tax refunds (payments), net	$(6)	$1

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING TOTAL HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day,
per admission, per adjusted admission	Three Months Ended March 31,
and per visit amounts)	2016	2015	Change

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	80	80	—	*
Total admissions	211,799	208,333	1.7%
Adjusted patient admissions	362,819	349,097	3.9%
Paying admissions (excludes charity and uninsured)	201,436	197,383	2.1%
Charity and uninsured admissions	10,363	10,950	(5.4)%
Admissions through emergency department	136,056	133,544	1.9%
Paying admissions as a percentage of total admissions	95.1	94.7	0.4	% *
Charity and uninsured admissions as a percentage of total admissions	4.9	5.3	(0.4	)% *
Emergency department admissions as a percentage of total admissions	64.2	64.1	0.1	% *
Surgeries — inpatient	55,755	53,710	3.8%
Surgeries — outpatient	76,829	67,693	13.5%
Total surgeries	132,584	121,403	9.2%
Patient days — total	1,010,514	975,912	3.5%
Adjusted patient days	1,714,369	1,618,516	5.9%
Average length of stay (days)	4.77	4.68	1.9%
Licensed beds (at end of period)	21,529	20,826	3.4%
Average licensed beds	21,524	20,823	3.4%
Utilization of licensed beds	51.6	52.1	(0.5	)% *
Outpatient Visits
Total visits	2,146,618	1,994,573	7.6%
Paying visits (excludes charity and uninsured)	1,984,515	1,837,376	8.0%
Charity and uninsured visits	162,103	157,197	3.1%
Emergency department visits	789,916	741,533	6.5%
Paying visits as a percentage of total visits	92.4	92.1	0.3	% *
Charity and uninsured visits as a percentage of total visits	7.6	7.9	(0.3	)% *
Revenues
Net inpatient revenues	$2,781	$2,691	3.3%
Net outpatient revenues	$1,514	$1,412	7.2%
Revenues on a Per Admission, Per Patient Day and Per Visit Basis
Net inpatient revenue per admission	$13,130	$12,917	1.6%
Net inpatient revenue per patient day	$2,752	$2,757	(0.2)%
Net outpatient revenue per visit	$705	$708	(0.4)%
Net patient revenue per adjusted patient admission	$11,838	$11,750	0.7%
Net patient revenue per adjusted patient day	$2,505	$2,534	(1.1)%
Total selected operating expenses (salaries, wages and benefits, supplies and other operating expenses) per adjusted patient admission	$10,537	$10,284	2.5%

Net Patient Revenues from:
Medicare	20.0%	21.9%	(1.9	)% *
Medicaid	8.7%	9.4%	(0.7	)% *
Managed care	61.1%	58.6%	2.5	% *
Indemnity, self-pay and other	10.2%	10.1%	0.1	% *

(1)	Represents the results of Tenet’s Hospital Operations and other segment.
*	This change is the difference between the 2016 and 2015 amounts shown

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day,
per admission, per adjusted admission	Three Months Ended March 31,
and per visit amounts)	2016	2015	Change

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	72	72	—	*
Total admissions	193,980	194,143	(0.1)%
Adjusted patient admissions	330,575	323,577	2.2%
Paying admissions (excludes charity and uninsured)	184,436	184,225	0.1%
Charity and uninsured admissions	9,544	9,918	(3.8)%
Admissions through emergency department	125,004	124,492	0.4%
Paying admissions as a percentage of total admissions	95.1	94.9	0.2	% *
Charity and uninsured admissions as a percentage of total admissions	4.9	5.1	(0.2	)% *
Emergency department admissions as a percentage of total admissions	64.4	64.1	0.3	% *
Surgeries — inpatient	50,563	50,447	0.2%
Surgeries — outpatient	66,467	62,949	5.6%
Total surgeries	117,030	113,396	3.2%
Patient days — total	911,651	909,116	0.3%
Adjusted patient days	1,537,812	1,499,932	2.5%
Average length of stay (days)	4.70	4.68	0.4%
Licensed beds (at end of period)	19,293	19,393	(0.5)%
Average licensed beds	19,288	19,390	(0.5)%
Utilization of licensed beds	52.5	52.1	0.4	% *
Outpatient Visits
Total visits	1,949,159	1,852,780	5.2%
Paying visits (excludes charity and uninsured)	1,804,947	1,710,661	5.5%
Charity and uninsured visits	144,212	142,119	1.5%
Emergency department visits	726,730	688,242	5.6%
Paying visits as a percentage of total visits	92.6	92.3	0.3	% *
Charity and uninsured visits as a percentage of total visits	7.4	7.7	(0.3	)% *
Revenues
Net inpatient revenues	$2,616	$2,501	4.6%
Net outpatient revenues	$1,400	$1,289	8.6%
Revenues on a Per Admission, Per Patient Day and Per Visit Basis
Net inpatient revenue per admission	$13,486	$12,882	4.7%
Net inpatient revenue per patient day	$2,870	$2,751	4.3%
Net outpatient revenue per visit	$718	$696	3.2%
Net patient revenue per adjusted patient admission	$12,149	$11,713	3.7%
Net patient revenue per adjusted patient day	$2,612	$2,527	3.4%

Net Patient Revenues from:
Medicare	20.6%	21.8%	(1.2	)% *
Medicaid	8.2%	9.0%	(0.8	)% *
Managed care	61.5%	59.1%	2.4	% *
Indemnity, self-pay and other	9.7%	10.1%	(0.4	)% *

(1)	Represents the results of Tenet’s Hospital Operations and other segment.
*	This change is the difference between the 2016 and 2015 amounts shown

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS – CONTINUING SAME HOSPITALS(1)

(Unaudited)

(Dollars in millions except per patient day,
per admission, per adjusted admission	Three Months Ended				Year Ended
and per visit amounts)	03/31/15	06/30/15	9/30/2015	12/31/2015	12/31/2015

Admissions, Patient Days and Surgeries
Number of hospitals (at end of period)	72	72	72	72	72
Total admissions	194,143	187,983	185,752	184,959	752,837
Adjusted patient admissions	323,577	322,882	320,880	320,338	1,287,677
Paying admissions (excludes charity and uninsured)	184,225	178,501	175,537	175,025	713,288
Charity and uninsured admissions	9,918	9,482	10,215	9,934	39,549
Admissions through emergency department	124,492	119,793	116,402	116,573	477,260
Paying admissions as a percentage of total admissions	94.9%	94.9%	94.9%	94.9%	94.9%
Charity and uninsured admissions as a percentage of total admissions	5.1%	5.1%	5.1%	5.1%	5.1%
Emergency department admissions as a percentage of total admissions	64.1%	63.7%	62.7%	63.0%	63.4%
Surgeries — inpatient	50,447	51,618	51,879	51,469	205,413
Surgeries — outpatient	62,949	67,113	67,528	67,806	265,396
Total surgeries	113,396	118,731	119,407	119,275	470,809
Patient days — total	909,116	864,961	850,411	850,561	3,475,049
Adjusted patient days	1,499,932	1,469,406	1,451,654	1,458,288	5,879,280
Average length of stay (days)	4.68%	4.60%	4.58%	4.60%	4.62%
Licensed beds (at end of period)	19,393	19,393	19,350	19,279	19,279
Average licensed beds	19,390	19,393	19,382	19,303	19,366
Utilization of licensed beds	52.1%	49.0%	47.7%	47.9%	49.2%
Outpatient Visits
Total visits	1,852,780	1,911,152	1,890,417	1,903,228	7,557,577
Paying visits (excludes charity and uninsured)	1,710,661	1,767,482	1,737,062	1,758,284	6,973,489
Charity and uninsured visits	142,119	143,670	153,355	144,944	584,088
Emergency department visits	688,242	687,398	681,754	681,941	2,739,335
Paying visits as a percentage of total visits	92.3%	92.5%	91.9%	92.4%	92.3%
Charity and uninsured visits as a percentage of total visits	7.7%	7.5%	8.1%	7.6%	7.7%
Revenues
Net inpatient revenues	$2,501	$2,430	$2,408	$2,477	$9,816
Net outpatient revenues	$1,289	$1,347	$1,358	$1,381	$5,375
Revenues on a Per Admission, Per Patient Day and Per Visit Basis
Net inpatient revenue per admission	$12,882	$12,927	$12,964	$13,392	$13,039
Net inpatient revenue per patient day	$2,751	$2,809	$2,832	$2,912	$2,825
Net outpatient revenue per visit	$696	$705	$718	$726	$711
Net patient revenue per adjusted patient admission	$11,713	$11,698	$11,736	$12,044	$11,797
Net patient revenue per adjusted patient day	$2,527	$2,570	$2,594	$2,646	$2,584

Net Patient Revenues from:
Medicare	21.8%	20.7%	20.1%	19.9%	20.6%
Medicaid	9.0%	8.1%	8.4%	7.8%	8.3%
Managed care	59.1%	61.4%	61.9%	61.7%	61.1%
Indemnity, self-pay and other	10.1%	9.8%	9.6%	10.6%	10.0%

(1)	Represents the results of Tenet’s Hospital Operations and other segment.
*	This change is the difference between the 2016 and 2015 amounts shown

TENET HEALTHCARE CORPORATION

SEGMENT REPORTING

(Unaudited)

(Dollars in millions)	March 31,	December 31,
	2016	2015
Assets
Hospital Operations and other	$17,131	$17,353
Ambulatory Care	5,467	5,159
Conifer	1,168	1,170

Total	$23,766	$23,682

	Three Months Ended
	March 31,
	2016	2015
Capital expenditures:
Hospital Operations and other	$191	$176
Ambulatory Care	12	4
Conifer	5	4

Total	$208	$184

Net operating revenues:
Hospital Operations and other	$4,397	$4,151
Ambulatory Care	429	91
Conifer
Tenet	167	160
Other customers	218	182

Total Conifer revenues	385	342

Intercompany eliminations	(167)	(160)

Total	$5,044	$4,424

Adjusted EBITDA:
Hospital Operations and other	$414	$418
Ambulatory Care	136	29
Conifer	63	82

Total	$613	$529

Depreciation and amortization:
Hospital Operations and other	$174	$192
Ambulatory Care	25	4
Conifer	13	11

Total	$212	$207

Adjusted EBITDA	$613	$529
Depreciation and amortization	(212)	(207)
Impairments and restructuring charges, and acquisition-related costs	(28)	(29)
Litigation and investigation costs	(173)	(3)
Interest expense	(243)	(199)
Gains on sales, consolidation and deconsolidation of facilities	147	—
Investment Earnings	1	—

Income from continuing operations before income taxes	$105	$91

TENET HEALTHCARE CORPORATION

STATEMENT OF OPERATIONS – AMBULATORY CARE SEGMENT

INCLUDING PRO FORMA USPI AND ASPEN FOR ALL PERIODS

(Unaudited)

(Dollars in millions)	Three Months Ended March 31,
	2016		2015
	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates	Ambulatory Care as Reported Under GAAP	Unconsolidated Affiliates
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$437	$479	$300	$486
Less: Provision for doubtful accounts	(8)	(14)	(5)	(12)

Net operating revenues(1)	429	465	295	474

Equity in earnings of unconsolidated affiliates(2)	25	—	21	—

Operating expenses:
Salaries, wages and benefits	146	118	98	120
Supplies	86	123	51	123
Other operating expenses, net	86	102	73	108
Depreciation and amortization	25	18	13	20
Impairment and restructuring charges, and acquisition-related costs	1	—	—	—
Gains on sales, consolidation and deconsolidation of facilities	(29)	(4)	—	—

Operating income	139	108	81	103
Interest expense	(35)	(6)	(34)	(7)

Net income from continuing operations, before income taxes	104	102	47	96
Income tax expense	(8)	(2)	(9)	(2)

Net income	96	$100	38	$94

Less: Net income attributable to noncontrolling interests(3)	75		34

Net income attributable to Tenet Healthcare Corporation common shareholders	$21		$4

Equity in earnings of unconsolidated affiliates		$25		$21

(1)	On a same-facility system-wide basis, net revenue in Tenet’s Ambulatory Care segment increased 11.0% during the three months ended March 31, 2016, with cases increasing 8.6% and revenue per case increasing 2.2%.
(2)	At March 31, 2016, 122 of the 335 facilities in the Company’s newly formed Ambulatory segment were not consolidated based on the nature of the segment’s joint venture relationships with physicians and prominent healthcare systems. Although revenues of the segment’s unconsolidated facilities are not recorded as revenues by the Company, equity in earnings of unconsolidated affiliates is nonetheless a significant portion of the Company’s overall earnings. To help analyze results of operations, management also uses system-wide operating measures such as system-wide revenue growth, which includes revenues of both consolidated and unconsolidated facilities. We control our remaining 213 facilities and account for these investments as consolidated subsidiaries.
(3)	During the three months ended March 31, 2016, the Company recorded $18 million of noncontrolling interests expense related to a $29 million gain on the consolidation of facilities (the gain is not included in Adjusted EBITDA) and an associated $7 million income tax benefit.

(1) Reconciliation of Non-GAAP Financial Measurers

Adjusted EBITDA, a non-GAAP term, is defined by the company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) the cumulative effect of changes in accounting principle, net of tax, (2) net loss (income) attributable to noncontrolling interests, (3) preferred stock dividends, (4) income (loss) from discontinued operations, net of tax, (5) income tax benefit (expense), (6) investment earnings (loss), (7) gain (loss) from early extinguishment of debt, (8) net gain (loss) on sales of investments, (9) interest expense, (10) litigation and investigation (costs) benefit, net of insurance recoveries, (11) hurricane insurance recoveries, net of costs, (12) net gains (losses) on sales, consolidation and deconsolidation of facilities, (13) impairment and restructuring charges and acquisition-related costs, and (14) depreciation and amortization. The company’s Adjusted EBITDA may not be comparable to EBITDA reported by other companies.

Adjusted Free Cash Flow, a non-GAAP term, is defined by the company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations. Adjusted net cash provided by (used in) operating activities is defined as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and, (2) net cash provided by (used in) operating activities from discontinued operations. The company’s Adjusted Free Cash Flow may not be comparable to free cash flow reported by other companies.

The company provides this information as a supplement to GAAP information to assist itself and investors in understanding the impact of various items on its financial statements, some of which are recurring or involve cash payments. The company uses this information in its analysis of the performance of its business excluding items that it does not consider as relevant in the performance of its continuing operations. The Company and investors also use this information to compare our operating results with other companies in the health care industry. In addition, from time to time the company uses these measures to define certain performance targets under our compensation programs. Neither Adjusted EBITDA nor Adjusted Free Cash Flow are measures of liquidity, but are measures of operating performance that management uses in its business as an alternative to net income (loss) attributable to Tenet Healthcare Corporation common shareholders. Because Adjusted EBITDA and Adjusted Free Cash Flow exclude many items that are included in our financial statements, they do not provide a complete measure of our operating performance. Accordingly, investors are encouraged to use GAAP measures when evaluating the company’s financial performance.

The reconciliation of net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP term to Adjusted EBITDA, is set forth in the table below for the three months ended March 31, 2016 and 2015.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #1 – Reconciliation of Non-GAAP Financial Measurers to Net Income Available

(Loss Attributable) to Tenet Healthcare Corporation Common Shareholders

(Unaudited)

(Dollars in millions)	Three Months Ended
	March 31,
	2016	2015

Net income available (loss attributable) to Tenet Healthcare Corporation common shareholders	$(59)	$47
Less: Net income attributable to noncontrolling interests	(93)	(29)
Net income (loss) from discontinued operations, net of tax	(4)	1

Net income from continuing operations	38	75
Income tax expense	(67)	(16)
Investment earnings	1	—
Interest expense	(243)	(199)

Operating income	347	290
Litigation and investigation costs	(173)	(3)
Gains on sales, consolidation and deconsolidation of facilities	147	—
Impairment and restructuring charges, and acquisition-related costs	(28)	(29)
Depreciation and amortization	(212)	(207)

Adjusted EBITDA	$613	$529

Net operating revenues	$5,044	$4,424

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	12.2%	12.0%

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #2 – Pre-Tax, After-Tax and Earnings Per Share Impact of Certain Items

on Continuing Operations

(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended March 31,
	2016	2015
	(Expense) Income
Adjustments to calculate Adjusted Diluted EPS
Impairment and restructuring charges, and acquisition-related costs	$(28)	$(29)
Litigation and investigation costs	(173)	(3)
Gain on sales, consolidation and deconsolidation of facilities	147	—

Pre-tax impact	(54)	(32)
Total after-tax impact	(82)	(21)
Noncontrolling interests impact	(18)	—

Total income (loss) from items above	$(100)	$(21)

Net income available (loss attributable) to common shareholders	$(59)	$47
Less net income (loss) discontinued operations, net of tax	(4)	1

Net income (loss) from continuing operations, net of tax	(55)	46
Net loss (income) from adjustments above	100	21

Adjusted net income (loss)	$45	$67

Weighted average dilutive shares outstanding (in thousands)	100,335	100,872

Adjusted diluted EPS	$0.45	$0.67

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #3 – Reconciliation of Adjusted Free Cash Flow

(Unaudited)

	Three Months Ended
(Dollars in millions)	March 31,
	2016	2015
Net cash provided by (used in) operating activities	$147	$(57)
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(69)	(33)
Net cash used in operating activities from discontinued operations	(3)	(4)

Adjusted net cash provided by operating activities – continuing operations	219	(20)
Purchases of property and equipment – continuing operations	(208)	(184)

Adjusted free cash flow – continuing operations	$11	$(204)

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #4 – Reconciliation of Outlook Adjusted EBITDA to

Outlook Net Income Attributable to Tenet Healthcare Corporation Common Shareholders

for the Year Ending December 31, 2016

(Unaudited)

(Dollars in millions)	Q2 2016		2016
	Low	High	Low	High
Net income attributable to Tenet Healthcare Corporation common shareholders	$18	$75	$26	$141
Less: Net income attributable to noncontrolling interests	(90)	(80)	(360)	(340)
Net loss from discontinued operations, net of tax	(2)	—	(10)	(5)

Income from continuing operations	110	155	396	486
Income tax expense	(25)	(60)	(130)	(200)

Income from continuing operations, before income taxes	135	215	526	686
Interest expense	(245)	(235)	(970)	(950)

Operating income	380	450	1,496	1,636
Gains on sales, consolidation and deconsolidation of facilities(a)	—	—	147	147
Impairment and restructuring charges, acquisition-related costs and litigation costs and settlements(a)	—	—	(201)	(201)
Depreciation and amortization	(220)	(200)	(850)	(810)

Adjusted EBITDA	$600	$650	$2,400	$2,500

Net operating revenues	$4,800	$5,000	$18,800	$19,200

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	12.5%	13.0%	12.8%	13.0%

(a)	Company does not forecast impairment and restructuring charges, acquisition-related costs and litigation costs and settlements and gains on sales, consolidation and deconsolidation of facilities.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #5 – Reconciliation of Outlook Adjusted EBITDA to

Outlook Normalized Income from Continuing Operations

for the Year Ending December 31, 2016

(Unaudited)

(Dollars in millions except per share amounts)	Q2 2016		2016
	Low	High	Low	High
Adjusted EBITDA	$600	$650	$2,400	$2,500
Depreciation and amortization	(220)	(200)	(850)	(810)
Interest expense	(245)	(235)	(970)	(950)

Normalized income from continuing operations before income taxes	135	215	580	740
Income tax expense	(25)	(60)	(120)	(190)

Normalized income from continuing operations	110	155	460	550
Net income attributable to noncontrolling interests	(90)	(80)	(340)	(320)

Normalized net income attributable to common shareholders	$20	$75	$120	$230

Fully diluted weighted average share outstanding (in millions)	102	102	102	102

Normalized fully diluted earnings per share – continuing operations	$0.20	$0.73	$1.18	$2.25

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP disclosures

Table #6 – Reconciliation of Outlook Adjusted Free Cash Flow

for the Year Ending December 31, 2016

(Dollars in millions)	2016
	Low	High
Net cash provided by operating activities	$1,206	$1,366
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(a)	(69)	(69)
Net cash used in operating activities from discontinued operations	(25)	(15)

Adjusted net cash provided by operating activities – continuing operations	$1,300	$1,450
Purchases of property and equipment – continuing operations	(900)	(850)

Adjusted free cash flow – continuing operations	$400	$600

(a)	Company does not forecast impairment and restructuring charges, acquisition-related costs and litigation costs and settlements